UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2025
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with Raymond James Financial, Inc.’s (the “Company”) previously disclosed leadership succession plan, effective at the close of the Annual Shareholders Meeting of the Company on February 20, 2025, Paul C. Reilly stepped down from the chief executive officer (“CEO”) role and was appointed Executive Chair of the Board of Directors. As previously disclosed, Paul M. Shoukry simultaneously assumed the role of CEO, and Jeffrey N. Edwards continues to serve as Lead Independent Director.

The information required by Item 401(b), (d) and (e), and Item 404(a), of Regulation S-K, is set forth in the Company’s Proxy Statement for the Annual Shareholders Meeting held on February 20, 2025, as filed with the Securities and Exchange Commission on January 8, 2025.

In connection with the above, the Board approved a reduction in Mr. Reilly’s 2025 annual base salary from $750,000 to $500,000, effective March 1, 2025.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a), (b)    The Annual Meeting of Shareholders of the Company was held on February 20, 2025 (the “2025 Annual Meeting”). Proxies for the meeting were solicited by the Board of Directors (the “Board”) pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitations. At this meeting, the shareholders were requested to: (1) elect twelve members of the Board, (2) approve, on an advisory (non‑binding) basis, the compensation of our named executive officers as disclosed in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting, filed with the Securities and Exchange Commission on January 8, 2025 (the “Proxy Statement”), and (3) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025, all of which matters were described in the Proxy Statement. The following actions were taken by the Company’s shareholders with respect to each of the foregoing items:

1. Election of Directors. All twelve (12) nominees for director were elected by a majority of the votes cast. With respect to each nominee, there were 25,755,179 broker non-votes. The table below sets forth the voting results for each director.

Director	Votes Cast “For”	Votes Cast “Against”	Abstentions
Debel, Marlene	167,083,319	382,496	234,171
Edwards, Jeffrey N.	161,301,412	6,070,189	328,385
Esty, Benjamin C.	159,724,331	7,613,930	361,725
Garcia, Art A.	162,978,933	4,343,638	377,415
Gates, Anne	163,091,562	4,378,981	229,443
Johnson, Gordon L.	162,794,221	4,575,231	330,534
McDaniel, Raymond W., Jr.	166,726,024	636,455	337,507
McGeary, Roderick C.	165,086,220	2,257,728	356,038
Mistarz, Cecily M.	167,106,439	341,729	251,818
Reilly, Paul C.	163,500,034	4,048,359	151,593
Seshadri, Raj	166,399,344	1,099,151	201,491
Shoukry, Paul M.	165,739,441	1,765,526	195,019

2. Advisory vote on executive compensation. Our shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers by the affirmative vote of 89.39% of the votes cast. With respect to this proposal, there were 25,755,179 broker non-votes. The table below sets forth the voting results.

Votes Cast “For”	Votes Cast “Against”	Abstentions
149,425,883	17,719,175	554,928

3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Our shareholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025 by the affirmative vote of 96.60% of the votes cast. The table below sets forth the voting results, and there were no broker non-votes.

Votes Cast “For”	Votes Cast “Against”	Abstentions
186,771,709	6,554,171	129,285

Item 7.01 Regulation FD Disclosure

On February 21, 2025, the Company issued a press release (the “Press Release”) announcing that the Board had declared a quarterly dividend of $0.50 per share for each outstanding share of common stock of the Company. The dividend is payable on April 15, 2025 to shareholders of record on April 1, 2025.

The Press Release also announced that the Board had declared on February 21, 2025 a quarterly cash dividend of $0.3984375 per depositary share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock (NYSE: RJF PrB), payable April 1, 2025 to shareholders of record on March 14, 2025.

A copy of the Press Release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press release, dated February 21, 2025, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 26, 2025	By:	/s/ Jonathan W. Oorlog, Jr.
Jonathan W. Oorlog, Jr.
Chief Financial Officer